Exhibit 10.22

AVANIR PHARMACEUTICALS, INC.

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made effective as of <Date> by and between Avanir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and <Name> (“Indemnitee”).

RECITALS

WHEREAS, the Company, which is organized under the General Corporation Law of the State of Delaware (“DGCL”), wishes to enter into this Agreement to set forth certain rights and obligations of the Indemnitee and the Company with respect to the Indemnitee’s service as a director or officer of the Company;

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Certificate of Incorporation and Bylaws (the “Charter” and “Bylaws,” respectively) require it to indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against risks and expenses, regardless, among other things, of any amendment to or revocation of the Charter or Bylaws or any change in the ownership of the Company or the composition of its Board of Directors (the “Board”);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Company’s Charter and Bylaws; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing as a director or officer of the Company, as applicable, and this Agreement shall serve as a supplement to and in furtherance of the indemnification provided in the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a director or officer of the Company, as applicable. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), and the Company may at any time and for any reason terminate Indemnitee (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company, as provided for in Section 19 of this Agreement.

Section 2. Definitions.

As used in this Agreement:

(a) “Corporate Status” describes the status of a person as a current or former director, officer, employee, agent or trustee of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(b) “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

(c) “Enterprise” shall mean any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or trustee.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by or on behalf of Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, legislative or administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise or by reason of any action taken by Indemnitee or of any action taken on Indemnitee’s part while acting as director or officer of the Company or while serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 15(e) of this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee has met the applicable standard of conduct for indemnification set forth in the DGCL.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee has met the applicable standard of conduct for indemnification set forth in the DGCL. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 9, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith, and no Standard of Conduct Determination (as defined in Section 13(a)) shall be required. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, and no Standard of Conduct Determination (as defined in Section 13(a)) shall be required as to those successfully resolved claims, issues or matters. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director or officer of the Company, in any threatened, pending, or completed Proceeding to which the Indemnitee neither is, nor is threatened to be made, a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

Section 7. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding or any claim, issue or matter therein, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Indemnification – Fullest Extent of Delaware Law.

(a) Except as provided in Section 9, notwithstanding any limitations set forth herein, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers.

Section 9. Exclusions to Indemnification. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a) to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(b) to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

(c) to make any indemnity or advancement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, or (ii) the Proceeding is one to enforce any of the indemnification rights under this Agreement; or

(d) to make any indemnity or advancement that is prohibited by applicable law.

Section 10. Advancement of Expenses.

(a) Subject to the limitations set forth below in Section 10(b), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. The right to advancement described in this Section 10 is vested. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 10 shall limit Indemnitee’s right to advancement pursuant to Section 15(e) of this Agreement.

(b) Notwithstanding anything herein to the contrary, but subject to the limitations set forth in Section 10(c), if the Indemnitee shall make a request for the advancement of Expenses pursuant to Section 10(a), then the Board shall thereafter have the right to seek a Standard of Conduct Determination pursuant to Section 13. In the event that the Standard of Conduct Determination is adverse to the Indemnitee, then the Company shall thereafter have no obligation to advance Expenses pursuant to Section 10(a), unless otherwise required by applicable law or ordered by a court of competent jurisdiction.

(c) Upon the consummation of a Change in Control (defined below), the Board shall thereafter have no right under Section 10(b) to seek a Standard of Conduct Determination with respect to the Indemnitee. For purposes of this Section 10(c), “Change in Control” shall mean: (i) an acquisition of any voting securities of the Company (the “Voting Securities”) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities without the approval of the Board; (ii) a merger or consolidation in which the Company’s stockholders immediately prior to such transaction hold, immediately after the consummation of the merger or consolidation, less than 50% of the combined voting power of the Company or its successor; (iii) the sale of all or substantially all of the Company’s assets; or (iv) the election of directors to the Board who, following their election, represent a majority of the Board and whose nomination was not made or recommended by a resolution adopted by the Board prior to their election.

Section 11. Procedure for Notification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor. If Indemnitee so chooses pursuant to Section 13 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel. The failure by Indemnitee to request indemnification within 120 days of the entry of a final disposition of any Proceeding, including any appeal therein, shall negate the Company’s indemnification obligations under this Agreement.

Section 12. Defense of Claims. Except as provided below, the Company will be entitled to participate in the Proceeding, or to assume the defense thereof, at its own expense, provided that Indemnitee provides signed, written consent to such participation or assumption. If, however, (i) it is determined at any time before or during the course of the Proceeding that the use of counsel chosen by the Company to represent Indemnitee presents such counsel with an actual or potential conflict, or (ii) it is determined at any time before or during the course of the Proceeding that any such representation by such counsel is precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company. Indemnitee shall not enter into any settlement in connection with a Proceeding without the Company’s prior written consent, which will not be unreasonably withheld. The Company shall not enter into any settlement in connection with a Proceeding in any manner that would impose any Expenses, losses, liabilities, judgments, fines, or penalties (whether civil or criminal) on the Indemnitee without the Indemnitee’s prior written consent.

Section 13. Procedure Upon Request for Indemnification.

(a) To the extent that the provisions of Section 5 are inapplicable, upon the written request by Indemnitee for indemnification pursuant to Section 11, or upon written request by the Board acting pursuant to Section 10(b), a determination, if such determination is required by applicable law or is permitted by Section 10(b), with respect to Indemnitee’s entitlement thereto (a “Standard of Conduct Determination”) shall be made as follows: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 11 or in response to the Board’s request for a Standard of Conduct Determination, or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification or the advancement of Expenses, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, in making such Standard of Conduct Determination, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification and advancement of Expenses) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event that Indemnitee exercises his or her right to have the entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 13(a), the Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 11 and 13(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee or the Company may petition the Delaware Court for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 13(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 15(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 14. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by clear and convincing evidence. Neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 15. Remedies of Indemnitee.

(a) Subject to Section 15(f), in the event that (i) a determination is made pursuant to Section 13 of this Agreement that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 13(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) no determination of entitlement to indemnification shall have been made pursuant to Section 13(a) of this Agreement after receipt by the Company of the request for indemnification that includes a request for Independent Counsel within sixty (60) days after the later of (A) submission by Indemnitee of such written request for indemnification and Independent Counsel pursuant to Sections 11 and 13(a)(i) hereof, (B) submission by Indemnitee of written notice to the Company advising it of the identity of the Independent Counsel selected pursuant to Section 11(b) hereof, and (C) the Delaware Court’s resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or appointment of Independent Counsel, if the case may be, (v) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 13(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (vi) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 15(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 13(a) of this Agreement that Indemnitee is not entitled to indemnification or advancement of Expenses, any judicial proceeding or arbitration commenced pursuant to this Section 15 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 15, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 13(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law or limited by Section 10(b), such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors and officers liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f) Notwithstanding anything in this Agreement to the contrary and except as may be permitted under Section 10(b), no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 16. Non-exclusivity. The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 17. Liability Insurance and Funding. The Company shall, from time to time (and no less than annually), make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall remain a director or officer of the Company and with respect to any such prior service, in all policies of directors and officers liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are afforded to the most favorably insured of the Company’s officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. In the event of such a determination, the Company shall promptly notify Indemnitee of any determination not to provide such coverage. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall also, while any claim for indemnification or advancement of Expenses is pending hereunder, provide to Indemnitee: (i) copies of all potentially applicable directors and officers liability insurance policies, (ii) a copy of such notice delivered to the applicable insurers, and (iii) copies of all subsequent correspondence between the Company and such insurers regarding the proceeding, in each case substantially concurrently with the deliver or receipt thereof by the Company. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 18. Subrogation.

(a) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by certain third parties and their affiliates (collectively, the “Third-

Party Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Charter or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Third-Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third-Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third-Party Indemnitors are express third-party beneficiaries of the terms of this Section 18(a).

(b) The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 19. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director or officer of the Company (or of any other Enterprise which Indemnitee is or was serving at the request of the Company) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto) and through any proceeding commenced by the Indemnitee to enforce or interpret his or her rights under this Agreement.

Section 20. Successors and Binding Agreement.

(a) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successors will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company. For the avoidance of doubt, any assignment of this Agreement (by operation of law or otherwise) in connection with the acquisition of all or substantially all of the business or assets of the Company (whether such acquisition is by purchase, merger, consolidation, reorganization or otherwise), shall not require the consent of the Indemnitee, provided that the successor or acquiring entity, as applicable, expressly assumes the Company’s obligations hereunder.

(b) This Agreement shall inure to the benefit of and be enforceable by Indemnitee and his or her personal or legal representatives, heirs, executors and administrators, distributees, legatees, and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in these Sections 20(a) and 20(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 20(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

Section 21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 22. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving the Company in such capacity.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 23. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 24. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, the Company did not otherwise learn of the Proceeding and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

Section 25. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed:

(a) If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b) If to the Company to:

 Avanir Pharmaceuticals, Inc.

 30 Enterprise, Suite 400

 Aliso Viejo, California 92656

 Attn: Corporate Secretary

or to any other address as may have been furnished to Indemnitee by the Company.

Section 26. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions. The relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

Section 27. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 15(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 25 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 28. Injunctive Relief. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Delaware Court, and they hereby waive any such requirement of such a bond or undertaking.

Section 29. Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Section 30. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 31. Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

*        *        *

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

AVANIR Pharmaceuticals, Inc.

By:
Keith A. Katkin
President & Chief Executive Officer

INDEMNITEE

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